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                       PETROLEUM HEAT AND POWER CO., INC.
                               OFFER TO EXCHANGE
                              1,200,000 SHARES OF
             12 7/8% SERIES B EXCHANGEABLE PREFERRED STOCK DUE 2009
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                                      FOR
                              1,200,000 SHARES OF
             12 7/8% SERIES A EXCHANGEABLE PREFERRED STOCK DUE 2009
   THAT WERE ISSUED AND SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

To Securities Dealers, Commercial Banks
Trust Companies and Other Nominees:

    Enclosed for your consideration is a Prospectus dated April       , 1997 (as
the same may be amended or supplemented from time to me, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Petroleum Heat and Power Co., Inc., a Minnesota corporation (the "Issuer"), to exchange up to 1,200,000 shares of its 12 7/8% Series B Exchangeable Preferred Stock with a liquidation preference of $25 per share (the "New Preferred Stock") for an equal number of shares of its outstanding 12 7/8% Series A Exchangeable Preferred Stock with a liquidation preference of $25 per share (the "Old Preferred Stock") that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended.

    We are asking you to contact your clients for whom you hold Old Preferred Stock registered in your name or in the name of your nominee, in addition, we ask you to contact your clients who, to your knowledge, hold Old Preferred Stock registered in their own name. The Issuer will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Issuer for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuer will pay all transfer taxes, if any, applicable to the tender of Old Preferred Stock to its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

    Enclosed are copies of the following documents:

        1.  The Prospectus:

        2. A Letter of Transmittal for your use in connection with the exchange of Old Preferred Stock and for the information of your clients ( facsimile copies of the Letter of Transmittal may be used to exchange Old Preferred Stock);

        3. A form of letter that may be sent to your clients for whose accounts you hold Old Preferred Stock registered in your name and or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange offer;

        4.  A Notice of Guaranteed Delivery;

        5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

        6. A return envelope addressed to American Stock Transfer & Trust Company, the Exchange Agent.

    Your prompt action is requested. The Exchange offer will expire at 5:00
p.m., New York City time, on       1997, unless extended (the "Expiration
Date"). Old Preferred Stock tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m. New York City time on the Expiration Date.

    To tender Old Preferred Stock, certificates for Old Preferred Stock or a Book-Entry Confirmation, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required
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documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

    Questions and requests for assistance with respect to the Exchange Offer or for additional copies of the enclosed material may be directed to the Exchange Agent at its address set forth in the Prospectus or at (800) 937-5449.

                                          Very truly yours,
                                          PETROLEUM HEAT AND POWER CO., INC.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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